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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gordon H. Link, Jr., Kai P. Larson and Matthew J. Majoros, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign a registration statement on Form S-1 providing for the registration of $40 million of Common Stock of Tapestry Pharmaceuticals, Inc. and any and all amendments thereto (including amendments increasing the amount of securities offered, post-effective amendments and any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b)), and to file such registration statement, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ LEONARD P. SHAYKIN Leonard P. Shaykin	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	April 19, 2007
/s/ GORDON H. LINK, JR. Gordon H. Link, Jr.	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 19, 2007
/s/ MATTHEW J. MAJOROS Matthew J. Majoros	Corporate Controller (Principal Accounting Officer)	April 19, 2007
/s/ STEPHEN K. CARTER Stephen K. Carter, M.D.	Director	April 19, 2007
/s/ GEORGE M. GOULD George M. Gould	Director	April 17, 2007
/s/ ARTHUR H. HAYES, JR. Arthur H. Hayes, Jr. M.D.	Director	April 19, 2007
/s/ ELLIOT M. MAZA Elliot M. Maza	Director	April 19, 2007
/s/ RICHARD N. PERLE The Honorable Richard N. Perle	Director	April 19, 2007
/s/ PATRICIA A. PILIA Patricia A. Pilia, Ph.D.	Director	April 18, 2007
/s/ ROBERT E. POLLACK Robert E. Pollack, Ph.D.	Director	April 16, 2007

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POWER OF ATTORNEY